                                                                  Exhibit(23)(d)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Registration Statement on Form S-4 Amendment No. 1 (No. 333-13556) of CMS Energy Corporation of our report dated February 18, 2004 relating to the financial statements of Midland Cogeneration Venture L.P., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Detroit, Michigan
August 23, 2004